As filed with the Securities and Exchange Commission on November 25, 2008

                                                                     Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1167100 (I.R.S. Employer Identification Number)
1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel P. Amos
Chairman and Chief Executive Officer
Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431
(Name, address, including zip code, and telephone number,
 including area code, of agent for service)
Copies to: Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, DC 20005

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, in connection with the Plan as defined herein.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of  1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with  the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

    If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting  company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
 (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.10 par value per share	6,000,000 Shares	$ 32.22	$ 193,320,000	$ 7,597.48

(1)           The shares may be sold, from time to time, by the Registrant, pursuant to the AFL Stock Plan: A Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”).  This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or similar transaction or as a result of other anti-dilution provisions, pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”).

(2)            Calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of Aflac Incorporated’s common stock as reported on the consolidated reporting system of the New York Stock Exchange on November 25, 2008.

2

AFL STOCK PLAN

A DIRECT

STOCK PURCHASE

AND

DIVIDEND

REINVESTMENT PLAN

AFLAC INCORPORATED

Prospectus dated November 25, 2008
6,000,000 shares Common Stock

TABLE OF CONTENTS

Prospectus

AFL STOCK PLAN: A DIRECT STOCK PURCHASE AND DIVIDEND

PURPOSE, ADVANTAGES, AND DISADVANTAGES OF PARTICIPATION

PROSPECTUS

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999
1-800-235-2667 (706) 596-3589

AFL STOCK PLAN: A DIRECT STOCK PURCHASE AND DIVIDEND
REINVESTMENT PLAN

We are offering you the opportunity to participate in our AFL Stock Plan (the “Plan”), a direct stock purchase and dividend reinvestment plan.  The Plan gives you a convenient method of investing cash dividends and making optional cash investments to purchase shares of Aflac Incorporated common stock without payment of any brokerage commission or service charge.  The Plan is also the mechanism by which eligible Aflac and Aflac New York Associates as defined below under the heading “Aflac Incorporated and Its Subsidiaries”) will receive the bonus contributions awarded to them under the 1999 Aflac Associate Stock Bonus Plan (the “Bonus Plan”).

We now offer Plan participants access to their accounts through a secure Internet line. We call it aflinc.  It is a high-speed, confidential way to view your account.  Plus, when you sign up for electronic notification, you will be alerted by e-mail of the availability of important documents, including reinvestment statements, company proxy statements, tax forms, and annual reports.

This prospectus explains how the Plan works and the steps you must take to participate in it.  Please review this prospectus carefully and retain it for future reference.

At our option, shares will be purchased under the Plan from newly issued shares, shares held in the treasury of Aflac Incorporated, or shares purchased in the open market.  All purchases will be done through an independent agent selected by Aflac Incorporated.  The price of newly issued or treasury shares purchased for your account will be the average of the high and low sale prices of Aflac Incorporated common stock as it is reported by the NYSE MarkeTrac on the applicable investment date for the Plan.  The price of shares purchased in the open market for your account will be the average cost of all shares purchased by our independent agent on the open market with respect to the applicable investment date.  The closing price of the common stock on November 24, 2008, on the New York Stock Exchange was $39.15.

Our common stock is listed on the New York Stock Exchange under the symbol “AFL.” Our common stock is also listed on the Tokyo Stock Exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus relates to 6,000,000 shares of common stock to be distributed through the Plan.  The date of this prospectus is November 25, 2008.

IMPORTANT INFORMATION

You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone else to provide you with any information that is different.

This prospectus is not an offer or solicitation in any state or jurisdiction in which such an offer or solicitation is illegal.

You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement regarding the common shares to be distributed pursuant to the Plan.  This prospectus is a summary and does not contain all the information set forth in the registration statement and its exhibits. For additional information with respect to Aflac Incorporated and the Plan, please read the registration statement, including its exhibits.

We also file annual, quarterly and special reports, proxy statements, and other information with the SEC.  You may read and copy these reports, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, and the SEC’s Regional Offices in New York and Chicago.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our filings with the SEC are also available on the SEC’s Internet site (http://www.sec.gov).

You can inspect our reports, proxy statements, and other information filed with the New York Stock Exchange at the offices of the exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated into this prospectus by reference:

   (1)     Our Annual Report on Form 10-K for the year ended December 31, 2007;

   (2)  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

   (3)  Our Current Reports on Form 8-K filed on January 29, 2008, January 30, 2008, February 6, 2008, March 13, 2008, April 23, 2008,
        May 6, 2008, July 23, 2008, August 13, 2008, August 26, 2008, October 2, 2008, October 23, 2008 and November 12, 2008
        not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein); and

    (4)     The description of our common stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, and any amendments or reports filed with the SEC for the purpose of updating such description.

As long as we offer the Plan, we also incorporate by reference additional reports, proxy statements, and other documents that we may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein).

We will provide to any person to whom this prospectus is delivered a free copy of any of the documents incorporated by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference).  Copies may be retrieved from our Internet site at http://www.aflac.com.  You can also request copies by writing to our Investor Relations Department at:

Aflac Incorporated
Worldwide Headquarters
ATTN: Investor Relations
1932 Wynnton Road
Columbus, Georgia 31999

or by calling the Investor Relations Department at 1-800-235-2667, Option 1, or (706) 596-3264.

AFLAC INCORPORATED AND ITS SUBSIDIARIES

We are an international holding company incorporated under the laws of Georgia.  We are an underwriter of supplemental insurance through our principal subsidiary, American Family Life Assurance Company of Columbus (“Aflac”), whose primary markets are the United States and Japan.

As used throughout this prospectus, the term “Employees” means all full-time employees of Aflac Incorporated and its subsidiaries and affiliates, and the term “Associates” means all associates, soliciting brokers, sales coordinators, and special associates who have entered into independent contracts with Aflac or with American Family Life Assurance Company of New York (“Aflac NY”), both wholly-owned subsidiaries of Aflac Incorporated, pertaining to services in the United States, its territories and possessions, and any other location or country designated by Aflac or Aflac NY, who are paid on a commission basis and who are actively performing sales and servicing functions for Aflac or Aflac NY.

AFL STOCK PLAN

The following questions and answers constitute the Plan.

PURPOSE, ADVANTAGES, AND DISADVANTAGES OF PARTICIPATION IN THE PLAN.

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide our existing and potential investors, Associates, and Employees with an expense-free and convenient way to purchase shares and to reinvest all or a portion of their cash dividends from the shares registered in their names and credited to their accounts. The Plan also provides the mechanism for Associates to receive bonus contributions awarded under the Bonus Plan.  When such shares are purchased directly from us, we will use the funds we receive for general corporate purposes.

2.    What are the advantages of the Plan?

You may purchase shares through the Plan without having to pay any brokerage commissions or fees.

You may elect to have automatically reinvested all, a portion, or none of the cash dividends payable on your shares.

You may deposit common stock certificates, at no cost, in the Plan for safekeeping and to facilitate the transfer or sale of shares through the Plan in a convenient and efficient manner.

Your funds are fully invested through the purchase of shares and fractional shares.

You may transfer, at no cost, all or a portion of shares credited to your Plan account (including those shares deposited into the Plan for safekeeping).

You may direct the Administrator to sell, through an Independent Agent, shares in your account for which you would incur brokerage commission charges and applicable taxes, if any.

You will receive a statement or electronic notification after each Plan transaction.  You can view your account information 24 hours a day through our Internet site.

3.	What are the disadvantages of the Plan?

You will not be able to precisely time your purchases through the Plan and will bear the market risk associated with the fluctuations in the price of the common stock pending investment of funds under the Plan.  See Question 8 regarding the timing of the purchase of shares.

Execution of sales of shares held in the Plan may be subject to delay.  You will bear the market risk associated with the fluctuations in the price of the common stock pending the sale of your shares pursuant to the Plan.  See Question 20.

Funds held by the Administrator pending investment under the Plan are deposited in a non-interest-bearing account.

ADMINISTRATION

4.	Who administers the Plan?

Our Shareholder Services Department (the “Administrator”) administers the Plan.  The Administrator is responsible for receiving all cash investments including bonus contributions awarded to Associates under the Bonus Plan to be used to purchase shares under the Plan), maintaining records of each account, issuing statements, and performing other duties required by the Plan.  The Administrator forwards funds to be used to purchase shares to an independent agent selected by us (an “Independent Agent” is an agent independent of the issuer, as that term is defined in the rules and regulations under the Securities Exchange Act).  Additionally, the Administrator promptly forwards sales instructions to the Independent Agent.  The Independent Agent is responsible for purchasing and selling shares of common stock for your account in accordance with the provisions of the Plan.

You can contact the Administrator by writing:

Aflac Incorporated
Worldwide Headquarters
ATTN: Shareholder Services
1932 Wynnton Road
                     Columbus, Georgia 31999

by sending an e-mail to shareholder@aflac.com, or by calling toll-free 1-800-235-2667, Option 2, then Option 3, or in Columbus by calling (706) 596-3589 Monday through Friday, between 8 a.m. and 5 p.m., Eastern time.  Written communications may also be sent by fax to (706) 596-3488.  You should include your shareholder account number or taxpayer identification number (Social Security number) in all correspondence, and a daytime telephone number where we may contact you during normal working hours to help us provide a prompt response.

It is important to stay in contact with the Administrator.  The unclaimed property laws in many states specify that if an account owner does not initiate “active contact” with an administrator or agent during any three-year period, the property in the account may be deemed “abandoned.” For accounts that meet a state’s definition of  “abandoned,” the administrator may be legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known residence.  To prevent this from occurring to a Plan account, participants can vote their proxy each year or periodically contact the Administrator and request that their account be updated. Participants should always notify the Administrator of any change of address or e-mail address.

Neither Aflac Incorporated nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, liability caused by:

•	Our failure to terminate your account upon your death before we have received written notice of your death;

•	The prices or times at which the Independent Agent purchases or sells shares of common stock for your account; or

•	Any loss or fluctuation in the market value after the purchase or sale of shares for your account.

ELIGIBILITY AND ENROLLMENT

5.	Who can join and how?

You can join the Plan if you are a resident in the United States.  If you reside outside the United States, its territories and possessions, you should determine whether you are subject to any governmental regulation prohibiting you from joining the Plan.

If you currently own shares of common stock registered in your name, you may join the Plan by returning a completed Enrollment Form to the Administrator, making sure that each registered owner of the shares signs his or her name on the Enrollment Form exactly as that name appears on the common stock certificates.  If your stock is held in a brokerage, bank, or other intermediary account, you can instruct the broker, bank, or intermediary to register some or all of your common stock directly in your name, and you can then get started in the Plan with those shares by returning a completed Enrollment Form to the Administrator.

In addition, anyone may join the Plan by completing the Enrollment Form and making an initial cash investment of at least $1,000 (or $50 in the case of eligible Associates and Employees, as described further below).

If you are a participant in the Bonus Plan, you will be enrolled in the Plan for the purpose of receiving bonus contributions awarded under the Bonus Plan.  Once each month, on a scheduled investment date, we will deliver to the Independent Agent the aggregate amount of the accrued bonus contribution (if it equals or exceeds $50) then payable under the Bonus Plan to be used to purchase shares in the same manner and at the same price that all other shares are purchased by the Independent Agent on that investment date.  Bonus contributions totaling less than $50 will be distributed directly to you through your accounting statement.

As a participant in the Plan, you will have the option to reinvest any cash dividends on the shares you hold in the Plan or to purchase additional shares, but you are not obligated to do so.  The receipt of the bonus contribution to be awarded to participants in the Bonus Plan is not in any way conditioned upon reinvestment of cash dividends on the shares purchased on your behalf or upon your purchase of any additional shares through the Plan.  For Associates who are automatically enrolled in the Plan for the purpose of receiving bonus contributions under the Bonus Plan, we will automatically reinvest the dividends you earn on the shares in your Plan account unless you have already elected to receive cash dividends or we receive a specific written request from you that your dividends not be reinvested in additional shares.  You may make a written request to receive your dividends in a cash payment simply by indicating this preference on the appropriate portion of the Enrollment Form and returning it to us.

To the extent required by applicable law in certain jurisdictions, including Arizona, Florida, and North Dakota, shares offered under the Plan to persons who are not presently record holders of common stock are offered only through a registered broker/dealer.

6.	Am I required to join?

No.  If you hold Aflac Incorporated common stock but choose not to participate, you will continue to receive cash dividends, as declared, in the usual manner.  However, participants in the Bonus Plan will not be entitled to receive their bonus contributions greater than $50 by any mechanism other than through an account under the Plan.

SHARE PURCHASES AND PRICE

7.	What is the source of shares?

Shares purchased for you under the Plan will be either newly issued shares, shares held in the treasury of Aflac Incorporated, or shares purchased in the open market by the Independent Agent.  As of the date of this prospectus, shares purchased under the Plan will be purchased from treasury.

8.	When will shares be purchased through the Plan?

Initial and optional cash investment purchases will be made within seven business days from the date we receive your funds.  No interest will be paid on funds held by the Administrator pending investment.  Dividend and voting rights will start upon settlement, which is ordinarily three business days after purchase.

For Associates, bonus contributions (equal to or greater than $50) awarded under the Bonus Plan will be credited once each month to your Plan account in accordance with the terms of the Bonus Plan.

9.	How are payments with insufficient funds handled?

If the Administrator does not receive your payment because of insufficient funds in your account, the shares purchased for you will be removed from your account.  If the net proceeds from the sale of these shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account to satisfy the uncollected balance.

10.	How is the price of shares purchased determined?

Shares purchased from Aflac Incorporated, whether newly issued or treasury shares, will be the average of the high and low sale prices of Aflac Incorporated common stock as it is reported by the NYSE MarkeTrac on the investment date.  Shares purchased in the open market will be the average price per share of the aggregate number of shares purchased for the Plan by the Independent Agent with respect to the applicable investment date.  The Independent Agent will make open market purchases with respect to an investment date within seven business days of the investment date.

11.       How will shares purchased under the Plan be credited to my account?

Your funds will be commingled with those of other participants for the purpose of making purchases.  The number of shares (including any fraction of a share rounded to three decimal places) credited to your account will be determined by dividing the total amount of cash dividends, optional cash investments, and/or initial cash investments to be invested for you by the relevant purchase price per share.

OPTIONAL CASH PAYMENTS

12.	How do optional cash payments work?

Once enrolled, any participant in the Plan may make optional cash investments during any month by delivering to the Administrator (a) a completed optional cash investment stub, which is attached to each statement you receive from us, or the optional cash form from our Internet site and (b) a personal check or money order payable to the AFL Stock Plan.  At minimum, your optional cash payment must be accompanied by your account number.  THIRD-PARTY CHECKS ARE NOT ALLOWED.  You can also pre-authorize the Administrator to deduct a set amount from a U.S. checking, savings, or credit union account that is a member of the Automated Clearing House (“ACH”) network.  To set up that automatic deduction, you must complete and sign an Optional Bank Draft Form, which is attached to the Enrollment Form, and return it to the Administrator with a voided blank check or deposit slip for the account from which funds are to be drafted.  Forms will be processed and will become effective as promptly as practicable.  Once effective, funds will be drafted on the 25th day of each month (or, if the 25th day is not a business day, the first business day thereafter), and the funds will be invested in common stock within seven business days.

In addition, Employees may opt to make monthly investments through payroll deductions, and eligible Associates may opt to make monthly investments through their accounting statement deductions, as follows:

If you are an Employee, you are eligible to participate in the Plan immediately upon employment with a minimum investment of $50 per month automatically deducted from your paycheck.

If you are an Associate, and have been contracted with Aflac or Aflac NY for one year or more and have an average monthly accounting statement balance for the previous six months of at least $150, you may participate in the Plan with a minimum investment of at least $50 per month through automatic deductions from your monthly accounting statement (or statements).

No participant in the Plan may make an optional cash investment of less than $50 or make initial or optional cash investments in excess of $250,000 in any calendar year (except that, in the case of Associates, the $250,000 amount does not include the value of bonus contributions awarded under the Bonus Plan).  There is no obligation to make any optional cash investment.  If you wish to change your participation, you must submit a new Enrollment Form.

If we believe, in our sole discretion, that you are using or considering using the optional cash payment investment mechanism against the best interests of Aflac Incorporated or our shareholders, we may refuse to issue additional shares to you.  If you or someone acting on your behalf tenders an optional cash payment under these circumstances, we may:

•	Refuse to issue any shares, returning the full payment tendered as promptly as practicable and without interest;

•	Issue a portion of the shares, returning the uninvested part of the payment tendered as promptly as practicable and without interest; or

•	Issue all shares for which payment has been tendered.

EXPENSES

13.	What does it cost to buy and sell shares in the Plan?

We will pay all costs of administration of the Plan.  You will incur no brokerage commission or service charges for purchases made under the Plan.  The commission on any shares purchased will be reported as a taxable item.  You will incur brokerage commission charges and any applicable taxes when the Administrator sells your shares through the Independent Agent.

STATEMENTS TO PARTICIPANTS

14.	When will I receive a statement on my account?

A statement will be mailed or delivered electronically when you make an optional cash investment, a deposit, a transfer, or when you withdraw shares, have cash dividend payments reinvested, or receive a bonus contribution awarded under the Bonus Plan.  You should retain information on your account activity in order to establish the cost basis, for tax purposes, for shares acquired in the Plan.

You will also receive copies of all communications sent to holders of common stock.  This may include annual reports, proxy material, consent solicitation material, and IRS information, if appropriate, for reporting dividend income.  All notices, statements, and other communications will be addressed to the latest address or e-mail address of record; therefore, it is important that you promptly notify the Administrator of any change of address or e-mail address.

Associates will receive all communications electronically.

DIVIDENDS

15.	Can my dividends be reinvested?

You may reinvest all or a portion of cash dividends paid on shares registered in your name or in the Plan.  If you elect partial reinvestment of cash dividend payments, you must designate the whole number of shares for which reinvestment is desired.  Once you elect reinvestment, cash dividend payments made on the designated shares will be used to purchase shares within seven business days from the date of payment.  The amount to be reinvested will be reduced by any amount that is required to be withheld under any applicable tax or other statutes.  If you have specified partial reinvestment, that portion of cash dividend payments not designated for reinvestment will be sent to you by check, or by electronic direct deposit, if you elected the direct deposit option.

Although we currently intend to continue the payment of quarterly dividends, the payment of dividends will depend upon future earnings, our financial condition, and other factors.

As noted above, for Associates who are automatically enrolled in the Plan for purposes of receiving bonus contributions under the Bonus Plan, the dividends earned on the shares purchased on your behalf with the bonus contribution will be automatically reinvested unless you submit an Enrollment Form on which you elect to receive cash dividends instead.

16.	Can I have dividends that are not reinvested direct deposited?

If you elect not to reinvest cash dividends, you can receive the nonreinvested cash dividends by electronic deposit to your designated bank, savings, or credit union account that is a member of the ACH network.  To receive a direct deposit of funds, you must complete and sign a Direct Deposit Authorization Form and return it to the Administrator with a voided check or deposit slip for the account in which funds are to be deposited.  Direct deposit will become effective as soon as practicable after our receipt of the Direct Deposit Authorization Form.  You can change designated direct deposit accounts by contacting the Administrator.  Cash dividends not designated for reinvestment and not directly deposited will be paid by check on the dividend payment date.

17.	Will I be entitled to stock dividends and splits?

Any stock dividends or split shares distributed by Aflac Incorporated on Plan shares will be credited to your account in the same manner it is for shareholders who are not participants in the Plan.

VOTING OF SHARES

18.	Will I have voting rights for the shares held in my Plan account?

Prior to each shareholder meeting, you will be mailed or delivered electronically a proxy representing the shares held in your Plan account combined with any other shares registered in your name on the record date for such meeting.  Shares credited to your account will not be voted unless you provide voting instructions by proxy.

All shares held in your account will be entitled to one vote per share, unless you have held the shares for 48 continuous months, in which case they will be entitled to ten votes per share.

TAX CONSEQUENCES

19.       What are the tax consequences of participating in the Plan?

Cash dividends reinvested under the Plan are considered taxable income, even though you do not actually receive them in cash.  Expenses and fees paid for you by Aflac Incorporated will be included as income, for tax purposes, and these expenses and fees will be added to the cost basis of the shares purchased through the Plan.  The information return sent to you and the Internal Revenue Service (“IRS”) at year-end will show the amount of dividends reinvested through the Plan, as well as these fees and expenses.

You generally will recognize gain or loss when you sell shares or fractional shares credited to your account.  The sale of any whole or fractional shares through the Plan will be reported to the IRS and to you on Form 1099-B.

You should consult with your personal tax advisor for advice applicable to your particular situation.

SALE OF PLAN SHARES

20.	Can I sell shares held in my Plan account?

You can request at any time that all or a portion of the shares credited to your account be sold by furnishing the Administrator with written instructions, either by mail, e-mail, or fax, which include your shareholder account number or taxpayer identification number (Social Security number), and a daytime telephone number where we may contact you during normal working hours.  You can also enter your sale request directly through our secure Internet line, aflinc.

We cannot sell any certificated shares owned by you unless the certificates are first deposited in the Plan.  We will forward the sale  instructions to the Independent Agent within five business days of receipt.  The Independent Agent will sell shares as soon as practicable thereafter, and a check for the proceeds of the sale (less brokerage fees and any applicable withholding taxes) will be mailed to you or proceeds can be deposited directly into your bank account.

If you dispose of all whole shares credited to your Plan account and registered in your name, you will no longer be eligible to participate in the Plan unless you make a new initial investment or you are an Associate or Employee with monthly deductions for investment or an Associate receiving bonus contributions under the Bonus Plan.  A check equal to the current market value of any remaining fractional shares will be issued to you, less any brokerage fees and any applicable withholding taxes.

TERMINATION OF PARTICIPATION

21.	When can I make changes or withdraw from the Plan?

You can change investment options or withdraw some or all of the shares credited to your account at any time by delivering written instructions to the Administrator.

You can at any time terminate participation in the Plan.  At such time, you will be required to request that the shares held in your account be either sold, registered in book-entry form (whole shares only), or sent to you in certificated form (whole shares only).  If you choose to have your whole shares registered in book-entry form or sent to you in certificated form, you will be sent a check equal to the current market value of any fractional shares.

22.	Can the Administrator terminate my account?

The Administrator reserves the right to terminate your participation in the Plan at any time for any reason upon written notice to you at the address appearing on our records (excluding participants in the Bonus Plan, whose participation in the Plan may be terminated only in accordance with the provisions of the Bonus Plan).

CERTIFICATES OR DIRECT REGISTRATION FOR SHARES

23.	Will I receive a certificate or Direct Registration for shares purchased through the Plan?

All shares purchased through the Plan will be held by the Plan.  You can obtain a certificate or request Direct Registration for all or part of the whole shares credited to your Plan account by making a request to the Administrator.  “Direct Registration” is a method of recording shares in book-entry form.  “Book-entry” means that your security is registered in your name on the books of the company without the need for a physical certificate.  Direct Registration gives you the ability to request your broker/dealer to initiate a share movement through the Profile System from your account at the transfer agent to your account at your broker/dealer.  By delivering your shares through the Profile System you eliminate the time, cost, and risk associated with transporting physical certificates.  Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form.  No certificates or Direct Registration will be done for fractional shares.

SAFEKEEPING OF SHARE CERTIFICATES

24.	Can I deposit my share certificates for safekeeping?

You may deposit into the Plan for safekeeping shares that you hold in certificate form by delivering your certificates unendorsed to the Administrator and requesting those shares be credited to your Plan account or held in book-entry form in Direct Registration.  This feature is offered at no charge and eliminates the risk associated with the loss of stock certificates.  If certificates not held by the Plan are lost, stolen, or destroyed, the shares represented by such certificates could not be sold or transferred without first obtaining replacement certificates, a process that could be costly and could take several weeks to complete.  Shares represented by certificates deposited in the Plan are treated in the same manner as shares purchased through the Plan, and may be conveniently and efficiently sold or transferred through the Plan.

GIFTS AND TRANSFERS OF SHARES

25.      Can I transfer shares held in the Plan?

If you wish to change the ownership of all or part of the shares through gift, private sale, or otherwise, you can do so by delivering a written request to the Administrator.  The transfer will be done as soon as practicable following the Administrator’s receipt of the required documentation.  Requests for account transfers are subject to the same requirements as for the transfer of certificates, including the requirement of a Medallion signature guarantee on the request.  If the recipient is not already a participant in the Plan, the Administrator will open an account in the recipient’s name.  The recipient will receive a Plan prospectus and a statement showing the number of shares held in the recipient’s account.  Gift certificates are also available on request to the Administrator.

AFLAC ASSOCIATE STOCK BONUS PLAN

26.	How does the Bonus Plan work?

The Bonus Plan provides an incentive to Associates who have entered into contracts with Aflac or Aflac NY, both wholly-owned subsidiaries of Aflac Incorporated, for the purpose of marketing their specialized insurance policies, and to enable the companies to retain experienced sales and supervisory personnel.  The Bonus Plan rewards those individuals for sales of insurance policies, and encourages them to acquire and retain a proprietary interest in the success of Aflac Incorporated.  Once each month, on an investment date, the aggregate amount of the accrued bonus contribution then payable under the Bonus Plan will be delivered to the Independent Agent (if this aggregate amount equals at least $50) to be used to purchase shares in the same manner and at the same price that all other shares are purchased by the Independent Agent on that investment date.

The Bonus Plan applies only to Associates and does not affect the ability of any other participant in the Plan to make purchases or sales under the Plan or to reinvest cash dividends for shares credited to their accounts.

INTERPRETATION AND REGULATION OF THE PLANS

Our officers are authorized to take such actions as may be consistent with the terms and conditions of the Plan and the Bonus Plan.  We reserve the right to interpret and regulate the Plan and the Bonus Plan as we deem desirable or necessary.

Aflac Incorporated can suspend, modify, or terminate the Plan at any time.  You will be sent a written notice of any significant changes.

If the Plan is terminated to establish another stock purchase and/or dividend reinvestment plan, we will automatically enroll you in the other plan.  Shares credited to your AFL Stock Plan account will be credited automatically to the other plan, unless the Administrator receives notice from you to the contrary.

USE OF PROCEEDS

If treasury shares or newly issued shares of common stock are purchased under the Plan, we will use the proceeds from those sales for general corporate purposes.  We will not receive any proceeds when shares are purchased under the Plan in the open market.

PLAN OF DISTRIBUTION

The Plan provides for the purchase of shares, which may be either newly issued shares, shares held in our treasury, or shares purchased in the open market by the Independent Agent.  The Plan provides that we may not change our determination regarding the source of purchases of shares under the Plan more than once in any three-month period.  The primary consideration in determining the source of shares to be used for purchases under the Plan is expected to be our need to increase equity capital.  If we do not need to raise funds externally or if financing needs are satisfied using nonequity sources of funds to maintain our targeted capital structure, shares purchased for participants under the Plan will be purchased in the open market, subject to the three-month limitation on changing the source of shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and schedules of Aflac Incorporated as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s reports with respect to the financial statements and all related financial statement schedules refer to the adoption by the Company of the provisions of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), in 2006.

With respect to the unaudited interim financial information for the periods ended March 31, June 30, and September 30, 2008, and 2007 incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008, incorporated by reference herein, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports covering such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for their reports on the unaudited interim financial information because such reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

LEGAL OPINIONS

Certain legal matters in connection with the common stock offered by this prospectus have been passed upon for Aflac Incorporated by Joey M.
Loudermilk, Executive Vice President and General Counsel of Aflac Incorporated.

PART II                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with distribution of the securities being registered are as follows:

SEC registration fee                                                    $      7,597.48
Legal fees and expenses                                              $ 22,548.00
Accounting fees and expenses                                     $      4,000.00
Printing, Postage and Miscellaneous                            $      7,500.00
Plan Administration fees and expenses                         $    21,100.00

Total                                                               $    62,645.48

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director or officer with respect to conduct for which he or she was adjudged liable on the basis that was improperly received by him or her, whether or not involving action in his or her official capacity.  The By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted by Georgia law.  The Company’s Articles of Incorporation also limit the potential personal monetary liability of the members of the Company’s Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director.

    The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.  EXHIBITS

The following exhibits are filed with this registration statement:

Exhibit No. (Per Item
601 of Regulation S-K)                                                                Description of Exhibit

4.1                                           Articles of Incorporation of Aflac Incorporated, as amended.  Filed as Exhibit 3.0 to Aflac Incorporated’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.

5.1                                           Opinion of Joey M. Loudermilk, Esq.

23.1                                         Consent of KPMG LLP.

23.3                                         Consent of Joey M. Loudermilk, Esq. (included in the Opinion of Counsel filed as Exhibit 5.1).

24.1                                         Power of Attorney (set forth on the signature page hereof).

99.1                                         1999 Aflac Associate Stock Bonus Plan.

Item 17.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii)do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on November 25, 2008.

                                                 Aflac Incorporated

Dated: November 25, 2008                                                 By:     __/s/ Daniel P. Amos_______________
                  Daniel P. Amos
                  Chief Executive Officer and Chairman of
                  the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Aflac Incorporated, hereby severally constitute and appoint Joey M. Loudermilk and Kriss Cloninger III, and each of them the lawful attorneys and agents, with full power of substitution and authority, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aflac Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by either of said attorneys to said Registration Statement and any and all amendments thereto.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. Amos Daniel P. Amos	Chief Executive Officer and Chairman of the Board	November 25, 2008
/s/ Kriss Cloninger III Kriss Cloninger III	President, Chief Financial Officer, Treasurer and Director	November 25, 2008

/s/ Martin A. Durant III Martin A. Durant III	Executive Vice President, Deputy Chief Financial Officer	November 25, 2008
/s/ J. Shelby Amos II __ __ J. Shelby Amos II	Director	November 25, 2008
Paul S. Amos II	Director	November 25, 2008
/s/ Yoshiro Aoki Yoshiro Aoki	Director	November 25, 2008
/s/ Michael H. Armacost Michael H. Armacost	Director	November 25, 2008
/s/ Joe Frank Harris Joe Frank Harris	Director	November 25, 2008
/s/ Elizabeth J. Hudson Elizabeth J. Hudson	Director	November 25, 2008
/s/ Kenneth S. Janke, Sr. Kenneth S. Janke, Sr.	Director	November 25, 2008
/s/ Douglas W. Johnson Douglas W. Johnson	Director	November 25, 2008
/s/ Robert B. Johnson Robert B. Johnson	Director	November 25, 2008
/s/ Charles B. Knapp Charles B. Knapp	Director	November 25, 2008
/s/ E. Stephen Purdom E. Stephen Purdom	Director	November 25, 2008
/s/ Barbara K. Rimer Barbara K. Rimer	Director	November 25, 2008
/s/ Marvin R. Schuster Marvin R. Schuster	Director	November 25, 2008
/s/ David G. Thompson David G. Thompson	Director	November 25, 2008
/s/ Robert L. Wright Robert L. Wright	Director	November 25, 2008

EXHIBIT INDEX

Number                        Description

5.1                               Opinion of Joey M. Loudermilk, Esq.

23.1                             Consent of KPMG LLP

99.1                            1999 Aflac Associate Stock Bonus Plan